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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-19391) of NetOptix Corporation (formerly Galileo Corporation) and in the Registration Statements (Form S-8, Nos. 2-92671, 33-5142, 33-47589, 33-47588, 333-02435, 333-23345 and 333-48375) pertaining to the Stock Option and
Stock Purchase Plans of NetOptix Corporation, of our report dated December 21, 1999, with respect to the Consolidated Financial Statements and schedule of NetOptix Corporation included in the Annual Report (Form 10-K) for the year ended September 30, 1999.

                                          ERNST & YOUNG LLP

Providence, Rhode Island
December 21, 1999